UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): February 2, 2021 (January 29, 2021)

HCA HEALTHCARE, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-11239	27-3865930
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One Park Plaza, Nashville, Tennessee		37203
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (615) 344-9551

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each Class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $.01 par value per share	HCA	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company     ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.     ☐

Item 1.02. Termination of a Material Definitive Agreement.

As previously disclosed in the Current Report on Form 8-K of HCA Healthcare, Inc. (the “Company”) filed on March 20, 2020 with the Securities and Exchange Commission (the “Commission”), HCA Inc. (the “Borrower”), a direct, wholly owned subsidiary of the Company, entered into a credit agreement (the “Credit Agreement”), dated March 19, 2020 (the “Closing Date”), with the lenders party thereto, Bank of America, N.A., as administrative agent, and BofA Securities, Inc. and Wells Fargo Securities, LLC, as joint lead arrangers and bookrunners. The Credit Agreement provided for a 364-day secured term loan facility to be made available in an aggregate principal amount of up to $2.0 billion (the “Reserve Liquidity Facility”). The Reserve Liquidity Facility was scheduled to mature 364 days after the Closing Date. As permitted under the terms of the Credit Agreement, the Borrower terminated the Credit Agreement on January 29, 2021. In connection with the termination of the Credit Agreement, all accrued and unpaid fees thereunder were paid in full and all commitments thereunder were terminated. The Reserve Liquidity Facility has remained unutilized since the Closing Date.

A description of the Credit Agreement is set forth under “Item 1.01. Entry into a Material Definitive Agreement—Credit Agreement” in the Company’s Current Report on Form 8-K filed with the Commission on March 20, 2020 and is incorporated by reference in this Item 1.02.

Item 2.02. Results of Operations and Financial Condition.

On February 2, 2021, the Company issued a press release announcing, among other matters, its results of operations for the fourth quarter and year ended December 31, 2020, the text of which is set forth as Exhibit 99.1.

Item 7.01. Regulation FD Disclosure.

On February 2, 2021, the Company issued a press release announcing, among other matters, its results of operations for the fourth quarter and year ended December 31, 2020, the text of which is set forth as Exhibit 99.1.

Item 8.01. Other Events.

The Company previously announced the suspension of its share repurchase program and quarterly dividend program to enhance its operational and financial flexibility during the COVID-19 pandemic. On February 2, 2021, the Company announced that its Board of Directors had (i) authorized the resumption of its share repurchase program, pursuant to which $2.8 billion remained available for utilization prior to its suspension, and (ii) authorized an additional share repurchase program for up to $6 billion of the Company’s outstanding common stock. Repurchases will be made in accordance with applicable securities laws from time to time in the open market, through privately negotiated transactions, or otherwise.

On February 2, 2021, the Company also announced that its Board of Directors had reinstated its quarterly dividend program and declared a quarterly cash dividend of $0.48 per share of the Company’s common stock. The dividend will be paid on March 31, 2021 to stockholders of record at the close of business on March 17, 2021.

Item 9.01. Financial Statements and Exhibits.

(d)	Exhibits:

Exhibit 99.1	Press Release, dated February 2, 2021
Exhibit 104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HCA HEALTHCARE, INC.

/s/ William B. Rutherford
William B. Rutherford Executive Vice President and Chief Financial Officer

Date: February 2, 2021